As filed with the Securities and Exchange Commission on July 24, 2024

Registration No. 333-●

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARSH & McLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2668272
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1166 Avenue of the Americas
New York, NY 10036
(212) 345-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Katherine J. Brennan
Senior Vice President and General Counsel
Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036
(212) 345-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard D. Truesdell, Jr.
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Marsh & McLennan Companies, Inc.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,

Warrants, Purchase Contracts and Units

We may offer from time to time common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered.

This prospectus describes the general manner in which these securities may be offered and sold. We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement carefully before you invest.

We or any selling securityholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.

Our common stock is listed on the New York and Chicago Stock Exchanges under the trading symbol “MMC.”

Investing in these securities involves certain risks. In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 3 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”). The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is July 24, 2024.

We have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of the securities described in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

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About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus.

Each time we or any selling securityholders sell securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement or any free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement and free writing prospectus together with the additional information incorporated and deemed to be incorporated by reference herein and therein and the additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise expressly stated or the context otherwise requires, references to the “Company,” “we,” “us,” and “our” refer to Marsh & McLennan Companies, Inc. and its subsidiaries.

Marsh & McLennan Companies, Inc.

Marsh McLennan is the world's leading professional services firm in the areas of risk, strategy and people. We help clients build the confidence to thrive through the power of perspective of our four market-leading businesses.

Marsh provides data-driven risk advisory services and insurance solutions to commercial and consumer clients. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and well-being for a changing workforce. Oliver Wyman Group serves as a critical strategic, economic and brand advisor to private sector and governmental clients. Our four businesses also collaborate together to deliver new solutions to help clients manage complex and interconnected risks.

The Company conducts business through two segments:

• Risk and Insurance Services includes risk management activities (risk advice, risk transfer and risk control and mitigation solutions) as well as insurance and reinsurance broking and services. The Company conducts business in this segment through Marsh and Guy Carpenter.

• Consulting includes health, wealth and career advice, solutions and products, and specialized management, strategic, economic and brand consulting services. The Company conducts business in this segment through Mercer and Oliver Wyman Group.

Our principal offices are located at 1166 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 345-5000. We maintain a website at http://www.mmc.com, where general information about us is available. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on or accessible through our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

Risk Factors

Investing in our securities involves risks. In addition to the risks discussed below under “Cautionary Note Regarding Forwarding-Looking Statements,” you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Where You Can Find More Information” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".

Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

• the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars, escalating conflict throughout the Middle East and rising tension in the South China Sea, slower GDP growth or recession, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;

• the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;

• the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations or the operations of our third party vendors, and result in the disclosure of confidential client or company information;

• the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;

• our ability to attract, retain and develop industry leading talent;

• our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;

• our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;

• the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges by tax authorities in the current global tax environment; and

• the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams.

The factors identified above are not exhaustive. Forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our other filings with the SEC, which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and our filings with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein.

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

Use of Proceeds

Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of the securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes. General corporate purposes may include but are not limited to the repayment, repurchase or redemption of any securities, acquisitions, additions to working capital, capital expenditures, and investments in our subsidiaries or in other companies, businesses or assets. Net proceeds may be temporarily invested or temporarily used for other purposes including the repayment of indebtedness prior to deployment for their intended purposes.

We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling securityholders.

Description of Securities

This prospectus contains a summary of the securities that the Company or certain selling securityholders may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

Description of Capital Stock

The following description is based upon our restated certificate of incorporation, our amended and restated bylaws and applicable provisions of law. We have summarized certain portions of the restated certificate of incorporation and amended and restated bylaws below. The summary is not complete. The restated certificate of incorporation and amended and restated bylaws are incorporated by reference into this prospectus in their entirety. You should read the restated certificate of incorporation and amended and restated bylaws for the provisions that are important to you.

The Company’s authorized capital stock consists of 1,600,000,000 shares of common stock and 6,000,000 shares of preferred stock. As of July 15, 2024, there were 491,755,908 shares of common stock outstanding. No shares of preferred stock were issued or outstanding as of July 15, 2024.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends

The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution

If the Company is liquidated or dissolved, the holders of the common stock will be entitled to share in the assets of the Company available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive their preferential share of the assets of the Company before the holders of the common stock receive any assets.

Other Rights

Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Directors’ Liability

Our restated certificate of incorporation provides that a member of the board of directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their legal duties to the Company or its stockholders as a director, except for liability:

•	for any breach of the director’s legal duty to act in the best interests of the Company and its stockholders;

•	for acts or omissions by the director with dishonest intentions or which involve intentional misconduct or an intentional violation of the law;

•	for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•	for transactions where the director derived an improper personal benefit.

Our restated certificate of incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.

Transfer Agent and Registrar

Equiniti Trust Company (formerly, Wells Fargo Bank, N.A.) is the transfer agent and registrar for the common stock.

Provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law That May Have Anti-Takeover Effects

Stockholder Nomination of Directors

The Company’s amended and restated bylaws provide that a stockholder must notify the Company in writing of any stockholder nomination of a director not earlier than 5:00 p.m. Eastern Time on the 120th day and not later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 5:00 p.m. Eastern Time on the 120th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to the date of such annual meeting or (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Proxy Access

The Company’s amended and restated bylaws contain “proxy access” provisions which give an eligible stockholder (or a group of up to 20 stockholders aggregating their shares), that has owned 3% or more of the Company’s outstanding common stock continuously for at least three years, the right to nominate and include in our proxy materials the greater of two nominees or 20% of the number of directors to be elected at the applicable annual general meeting, subject to the other terms and conditions of our bylaws.

No Action By Written Consent

Our restated certificate of incorporation provides that stockholders of the Company may not act by written consent and may only act at duly called meetings of stockholders.

10% Stockholder Provision

Article Eighth of our restated certificate of incorporation changes the voting requirements for stockholders to approve certain transactions involving, or proposed by or on behalf of, a 10% stockholder or an affiliate or associate of a 10% stockholder. Business combinations are an example of the type of transaction addressed. These transactions must be approved by the holders of a majority of the Company’s outstanding voting power, voting together as a single class. Any voting stock owned by a 10% stockholder is not counted in the vote. These transactions, however, can also be approved by a majority of unbiased directors. In that case, the voting requirements of Delaware law, our restated certificate of incorporation and our amended and restated bylaws that otherwise apply would govern the vote. Article Eighth does not affect the voting requirements of holders of preferred stock, if any, which arise under Delaware law and the restated certificate of incorporation.

Transactions covered by Article Eighth include:

•	mergers of the Company or any of its subsidiaries with a 10% stockholder,

•	sales of all or any substantial part of the assets of the Company and its subsidiaries to a 10% stockholder,

•	sales of all or any substantial part of the assets of a 10% stockholder to the Company,

•	the issuance or delivery of securities of the Company or any of its subsidiaries to a 10% stockholder, or of securities of a 10% stockholder to the Company,

•	any substantial loan, advance or guarantee, pledge or other financial assistance provided by the Company or any of its subsidiaries to a 10% stockholder,

•	the adoption of a plan for the voluntary dissolution or liquidation of the Company or amendment to the Company’s amended and restated bylaws,

•	any reclassification of securities or recapitalization of the Company or other transaction which increases a 10% stockholder’s proportionate share of any class of the Company’s capital stock, or

•	any agreement or other arrangement to do any of the foregoing.

A 10% stockholder is described in Article Eighth as an “Interested Stockholder.” A 10% stockholder is generally considered to be any other corporation, person or entity which:

•	beneficially owns or controls, directly or indirectly, 10% or more of the voting stock of the Company or has announced a plan or intention to acquire such securities, or

•	is an affiliate or associate of the Company and at any time within two years prior to the date in question was the beneficial owner of 10% or more of the voting stock of the Company.

The following are not considered to be 10% stockholders:

•	the Company and any of its subsidiaries, and

•	any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any subsidiary, or trustees or fiduciaries for these plans.

An unbiased director is described in Article Eighth as a “Disinterested Director.” An unbiased director is generally considered to be a director who:

•	is not related to a 10% stockholder, and was a member of the board of directors prior to the time that the relevant 10% stockholder became a 10% stockholder, or

•	is a successor to an unbiased director, who is not related to a 10% stockholder and was nominated by a majority of unbiased directors.

A director is considered related to a 10% stockholder if he or she is an affiliate, associate, representative, agent or employee of the 10% stockholder.

Any proposal by a 10% stockholder, or by an affiliate or associate of a 10% stockholder, to change or repeal all or any part of Article Eighth requires the affirmative vote of the holders of a majority of the Company’s outstanding voting power, voting together as a single class. Any voting stock owned by a 10% stockholder will not be counted in the vote. However, if a majority of unbiased directors recommends a change in Article Eighth, the standard voting requirements of Delaware law, our restated certificate of incorporation and our amended and restated bylaws that otherwise apply will govern the vote.

Delaware Business Combination Statute

Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), is applicable to the Company. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of the Company’s outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of the Company’s capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of the Company’s outstanding voting stock, or

•	the interested stockholder owns at least 85% of the outstanding voting stock of the Company as a result of the transaction in which such stockholder acquired 15% or more of the Company’s outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Listing

Our common stock is listed on the New York and Chicago Stock Exchanges under the trading symbol “MMC.”

Preferred Stock

General

The Company is authorized to issue 6,000,000 shares of preferred stock. No shares of preferred stock are currently issued or outstanding. The board of directors of the Company may, without stockholder approval, issue shares of preferred stock. The board of directors can issue more than one series of preferred stock. The board of directors has the right to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, sinking fund provisions, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to the preferred stock it decides to issue.

Voting Rights

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock.

Conversion or Exchange

If we offer preferred stock, the applicable prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for common stock, debt securities or other preferred stock of the Company. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company. These provisions may allow or require the number of shares of common stock or other securities of the Company to be received by the holders of preferred stock to be adjusted.

Depositary Shares Representing Preferred Stock

The applicable prospectus supplement will include a description of the material terms of any depositary shares representing preferred stock offered hereby.

Description of Debt Securities

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon, as trustee. Senior debt securities will be issued under a senior indenture, dated as of July 15, 2011, between us and The Bank of New York Mellon, as trustee, which we refer to as the senior indenture. Subordinated debt securities will be issued under a subordinated indenture to be executed at a later date between us and The Bank of New York Mellon, as trustee, which we refer to as the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures.

We have summarized all of the material provisions of the indentures below. The senior indenture and subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

General

The debt securities will be our direct unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

Because we are a holding company that conducts all of its operations through subsidiaries, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officers’ certificate or a supplemental indenture. The officers’ certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers’ certificate or supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K of the Company, which will be publicly available. The officers’ certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:

•	the title of the securities;

•	any limit on the amount that may be issued;

•	whether or not the debt securities will be issued in global form and who the depositary will be;

•	the maturity date(s);

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the place(s) where payments will be made;

•	the Company’s right, if any, to defer payment of interest and the maximum length of any deferral period;

•	the terms and conditions on which the debt securities may be redeemed at the option of the Company;

•	the date(s), if any, on which, and the price(s) at which the Company is obligated to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and whole multiples of $1,000;

•	the subordination terms of any subordinated debt securities; and

•	any other terms that are not inconsistent with the indenture. (section 2.01)

Interest

In the applicable prospectus supplement, the Company will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Unless otherwise indicated in the applicable prospectus supplement:

•	For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, the Company will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•	For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, the Company will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, debt securities or other securities, or securities of third parties. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company. These provisions may allow or require adjustment of the number of shares of common stock or other securities of the Company to be received by the holders of such series of debt securities. (section 2.01)

Optional Redemption

If specified in the applicable prospectus supplement, the Company may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, the Company will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by lot. For so long as the debt securities are held by a depositary, the redemption of the debt securities shall be done in accordance with the policies and procedures of the depositary. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISIN or any similar number of the debt securities to be redeemed.

By no later than 10:00 a.m. Eastern Time on the business day prior to any redemption date, the Company will deposit or cause to be deposited with the trustee or with a paying agent (or, if the Company is acting as paying agent with respect to the debt securities being redeemed, the Company will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, the Company will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and the Company will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Covenants

Under the indentures, the Company agrees to pay the interest, principal and any premium on the debt securities when due (section 4.01), and to maintain a place of payment (section 4.02). In addition, we must comply with the covenants described below:

Limitation on Liens on Stock of Our Significant Subsidiaries

The indentures prohibit us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any Indebtedness secured by any lien on the voting stock or voting equity interest of Marsh LLC or Mercer Consulting Group, Inc. (each a “Significant Subsidiary”) unless the debt securities then outstanding (and, if we so elect, any other Indebtedness of the Company that is not subordinate to such debt securities and with respect to which we are obligated to provide such security) are secured equally and ratably with such Indebtedness for so long as such Indebtedness is so secured. “Indebtedness” is defined as the principal of and any premium and interest due on indebtedness of a person (as defined in the indentures), whether outstanding on the original date of issuance of a series of debt securities or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

For the purposes of this definition, “indebtedness for money borrowed” means (1) any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (2) any obligation of, or any obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (3) any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge or similar instrument or agreement. If we are required to secure outstanding debt securities equally and ratably with other Indebtedness under this covenant, we will be required to document our compliance with the covenant and thereafter the trustee will be authorized to enter into a supplemental agreement or indenture and to take such action as it may deem advisable to enable it to enforce the rights of the holders of the outstanding debt securities so secured. (section 4.06)

Provision of Compliance Certificate

We are required under the indentures to deliver to the trustee within 120 days after the end of each fiscal year an officer’s certificate certifying as to our compliance with all conditions and covenants under the relevant indenture, or if we are not in compliance, identifying and describing the nature and status of such non-compliance. (section 4.08)

Consolidation, Merger or Sale

The indentures do not restrict the ability of the Company to merge or consolidate, or sell, convey, transfer or lease all or substantially all of its assets as long as certain conditions are met. We may only merge or consolidate with, or convey, transfer or lease all of our assets to, any person, if doing so will not result in an event of default. Any such successor, acquiror or lessor of such assets must expressly assume all of the obligations of the Company under the indentures and the debt securities and will succeed to every right and power of the Company under the indentures. Thereafter, except in the case of a lease, the predecessor or transferor of such assets will be relieved of all obligations and covenants under the relevant indenture and debt securities. (sections 10.01 and 10.02)

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities issued:

•	we fail to pay interest when due and such failure continues for 90 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

•	we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;

•	we fail to observe or perform any other covenant or agreement contained in the debt securities or the indentures, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

•	certain events of bankruptcy or insolvency, whether voluntary or not; and

•	any additional events of default that may be established with respect to a particular series of debt securities under the indentures, as may be specified in the applicable prospectus supplement. (section 6.01)

If, with regard to any series, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all debt securities of that series immediately due and payable. (section 6.01)

If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all affected series (all such series voting together as a single class) may declare the principal of all debt securities of such affected series immediately due and payable. (section 6.01)

The holders of a majority in principal amount of the outstanding debt securities of all affected series (voting together as a single class) may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default. (section 6.06)

Unless otherwise specified in the indentures, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture unless the holders of the debt securities have offered the trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default, voting together as a single class, or, in the event of a default in the payment of principal, any premium or interest, the holders of a majority of the principal amount outstanding of each affected series voting as a separate class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:

•	such direction is not in conflict with any law or the applicable indenture or unduly prejudicial to the rights of holders of any other series of debt securities outstanding under the applicable indenture; and

•	unless otherwise provided under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability. (section 6.06)

A holder of the debt securities of a particular series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, in each case with respect to such series of debt securities, if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	in the case of an event of default relating to the payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the particular series have made a written request to the trustee to institute proceedings as trustee;

•	in the case of an event of default not relating to payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected by such event of default (voting together as a single class) have made a written request to the trustee to institute proceedings as trustee;

•	such holders have offered the trustee such reasonable indemnity as the trustee may require to cover the cost of the proceedings; and

•	the trustee does not institute a proceeding, and does not receive conflicting directions from a majority in principal amount of the outstanding debt securities of (i) the particular series, in the case of an event of default relating to the payment of principal, any premium or interest or (ii) all affected series, in the case of an event of default not relating to the payment of principal, any premium or interest, in each case, within 60 days of receiving the written notice of an event of default. (section 6.04)

Modification of Indenture; Waiver

Without the consent of any holders of debt securities, the Company and the trustee may change an indenture:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to effect the assumption of a successor corporation of our obligations under such indenture and the outstanding debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities under such indenture or surrender any right or power we have under such indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; and

•	to effect certain other limited purposes described in the indenture. (section 9.01)

The rights of holders of a series of debt securities may be changed by the Company and the trustee with the written consent of the holders of a majority of the principal amount of the outstanding debt securities of all series then outstanding under the relevant indenture (all such series voting together as a single class). However, the following changes may only be made with the consent of each holder of debt securities of each series affected by the change:

•	extending the fixed maturity;

•	reducing the principal amount;

•	reducing the rate of or extending the time of payment of interest;

•	reducing any premium payable upon redemption;

•	reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment; or

•	in respect of the subordinated indenture, making any change to the subordination terms of any debt security that would adversely affect the holders of the debt securities of that series. (section 9.02)

Form, Exchange, and Transfer

The debt securities of each series will be issued only in fully registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess thereof. The indentures provide that debt securities of a series may be issued in temporary or permanent global form and may be issued as book-entry securities that will be deposited with The Depository Trust Company or another depositary named by the Company and identified in a prospectus supplement with respect to such series. (sections 2.03, 2.06 and 2.11)

A holder of debt securities of any series can exchange such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. A holder may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but the Company may require payment of any related taxes or other governmental charges. The prospectus supplement will name the security registrar and any transfer agent initially designated for any series of debt securities. The Company may at any time change the transfer agent by written notice delivered to the trustee. (section 2.05)

If the debt securities of any series are to be redeemed, the Company will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of mailing; or

•	register the transfer of or exchange any debt securities of a series, or a portion of a series, that has been called for redemption. (section 2.05)

Rights and Duties of the Trustee

The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indentures. If an event of default has occurred with respect to any series of debt securities, the trustee must exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. The trustee will not be deemed to have any notice of any default or event of default unless a responsible officer of the trustee has actual knowledge of or receives written notice of the default which specifies the affected securities and the relevant indenture. Furthermore, the rights and protections of the trustee, including its right of indemnification under the indentures, extend to the trustee’s officers, directors, agents and employees, and will survive the trustee’s resignation and removal. (sections 7.01 and 7.02)

Payment and Paying Agents

We will pay interest on any debt securities to the person in whose name the debt securities are registered on the regular record date for the applicable interest payment date. (section 2.03)

We will pay principal, any premium and interest on the debt securities of a particular series at the office of one or more paying agents that we designate for that series. Unless otherwise stated in the applicable supplemental indenture and prospectus supplement, we will initially designate the corporate trust office of the trustee in the City of New York as our sole paying agent. We will be required to maintain a paying agent in each place of payment for the debt securities. (sections 4.01, 4.02 and 4.03)

All money we pay to a paying agent or the trustee for the payment of principal, any premium or interest on any debt security which remains unclaimed for a period of two years after the principal, premium or interest has become due and payable will, upon our request, be repaid to us, and the holder of the debt security may then look only to us for payment of those amounts. (section 11.05)

Governing Law

The indentures and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York. (section 13.05)

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to our other indebtedness on the terms described in the prospectus supplement relating to such securities. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit our ability to issue any other secured or unsecured debt. (sections 6.03 and 14.01)

The prospectus supplement relating to any series of subordinated debt securities will disclose the amount of debt of the Company that will be senior to those subordinated debt securities.

Description of Warrants

The applicable prospectus supplement will include a description of the material terms of any warrants offered hereby.

Description of Purchase Contracts

The applicable prospectus supplement will include a description of the material terms of any purchase contracts offered hereby.

Description of Units

The applicable prospectus supplement will include a description of the material terms of any units offered hereby.

Plan of Distribution

The Company and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by the Company, if any;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all securities of a series, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from the Company and/or the selling securityholders, if applicable, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with the Company and/or the selling securityholders, if applicable, to indemnification by the Company and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York and Chicago Stock Exchanges. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Where You Can Find More Information

We file annual, quarterly and current reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus.

This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

We incorporate by reference into this prospectus the following documents or information we have filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2023, including information specifically incorporated by reference therein from our Proxy Statement for the 2024 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024;

•	Current Reports on Form 8-K filed on February 9, 2024, February 20, 2024, February 23, 2024, March 14, 2024, May 17, 2024, June 24, 2024 and July 10, 2024.

With respect to each offering of securities under this prospectus, we also incorporate by reference all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings of all of the securities covered by this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036-2774. You also may contact us at 1-212-345-5000 or visit our website at www.mmc.com for copies of those documents. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

Legal Matters

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements of Marsh & McLennan Companies, Inc. incorporated by reference in this Prospectus and the effectiveness of Marsh & McLennan Companies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be borne by the Company in connection with the offerings described in this registration statement.

SEC registration fee	$ *
Transfer Agent and Trustee fees and expenses	**
Printing fees	**
Accounting fees and expenses	**
Legal fees and expenses	**
Rating Agency fees	**
Miscellaneous	**
Total	$ **

*	The registrant is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as employees and other individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.01 of the Company’s amended and restated bylaws provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s restated certificate of incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the Company. Such policies of insurance also provide coverage to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Description of Exhibits
1.1*	The form of underwriting agreement will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.1	Restated Certificate of Incorporation, incorporated by reference to the Company’s Current Report on Form 8-K dated July 17, 2008.
4.2	Amended and Restated Bylaws, incorporated by reference to the Company’s Current Report on Form 8-K dated January 12, 2017.
4.3	Indenture, dated as of July 15, 2011, between the Company and The Bank of New York Mellon, as trustee, incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.
4.4	Form of Subordinated Indenture, between the Company and The Bank of New York Mellon, as trustee, incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-183214.
4.5*	The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.6*	The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.7*	The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.8*	The form of Warrant Agreement with respect to any warrants issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.9*	The form of Purchase Contract with respect to any purchase contracts issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.10*	The form of Unit Agreement with respect to any units issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.11*	The form of Deposit Agreement with respect to any depositary shares issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
5.1**	Opinion of Davis Polk & Wardwell LLP.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page of this registration statement).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the Indenture dated as of July 15, 2011.
25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of subordinated indenture.
107**	Filing Fee Table

* To be filed, if necessary, either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
** Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on July 24, 2024.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ John Q. Doyle
	Name:	John Q. Doyle
	Title:	President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL THOSE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katherine J. Brennan and Connor Kuratek, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Q. Doyle	Director, President & Chief Executive Officer (Principal Executive Officer)	July 24, 2024
John Q. Doyle

/s/ Mark C. McGivney	Chief Financial Officer (Principal Financial Officer)	July 24, 2024
Mark C. McGivney

/s/ Stacy M. Mills	Vice President & Controller (Principal Accounting Officer)	July 24, 2024
Stacy M. Mills

/s/ Anthony K. Anderson	Director	July 24, 2024
Anthony K. Anderson

/s/ Oscar Fanjul	Director	July 24, 2024
Oscar Fanjul

/s/ H. Edward Hanway	Director	July 24, 2024
H. Edward Hanway

/s/ Judith Hartmann	Director	July 24, 2024
Judith Hartmann

/s/ Deborah C. Hopkins	Director	July 24, 2024
Deborah C. Hopkins

/s/ Tamara Ingram	Director	July 24, 2024
Tamara Ingram

/s/ Jane H. Lute	Director	July 24, 2024
Jane H. Lute

/s/ Steven A. Mills	Director	July 24, 2024
Steven A. Mills

/s/ Morton O. Schapiro	Director	July 24, 2024
Morton O. Schapiro

/s/ Jan Siegmund	Director	July 24, 2024
Jan Siegmund

/s/ Lloyd M. Yates	Director	July 24, 2024
Lloyd M. Yates